UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2011

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction   of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2011, Mr. Xiao He, a director of China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that, effective immediately, he resigned from the Board and did not intend to stand for re-election in order to pursue other projects and interests.  Mr. He has been a member of the Board since June 2009.   Mr. He’s decision not to seek re-election is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
On June 22, 2011, the Company’s Board appointed Mr. Lei Lan to fill the vacancy on the Board left by Mr. He’s resignation, and serve as a director of the Company.

Lei Lan has been Vice President of the Company since January 2010. He served as an Assistant President from March 2009 to January 2010. He has been Executive Director of Sales from August 2006 to March 2009, and has held the same position at Kunming Shenghuo Pharmaceutical (Group) Co. Ltd. (“Shenghuo China”) since October 2004.  Mr. Lan served as a Director of the Company and Shenghuo China from November 2004 to June 2007. Mr. Lan joined Shenghuo China in 1995 and served as a vice manager of sales from July 1997 to June 1999. He also served as manager of the Yunnan Department from July 1997 to June 1999, where he managed sales within the province. He also served as Vice General Manager of Sales from June 1999 to January 2002 and he served as Marketing Manager and Controller from June 1999 to January 2002. Mr. Lan graduated from Yunnan Ethnic Academy in July 2005 with a major in economics and management.

On June 22, 2011, the Board resolved to change the board leadership structure under which Gui Hua Lan has been made the non-executive Chairman of the Board and Feng Lan has been appointed the Chief Executive Officer and President.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 22, 2011, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.    Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting, or until their earlier retirement, resignation, removal or their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain
Gui Hua Lan	15,305,871	0	50,229
Feng Lan	15,308,236	0	47,864
Yunhong Guan	15,306,701	0	49,399
Jason Yuanxin Zhang	15,307,206	0	48,894
Xiaobo Sun	15,325,901	0	30,199

Total Broker Non-Votes	2,300,073

2.    Ratification of the Company’s Independent Auditor

Stockholders ratified the appointment of Bernstein & Pinchuk LLP as independent auditor to audit the financial statements of the Company for the fiscal year ending December 31, 2011, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
17,423,602	193,778	38,793	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: June 27, 2011
	By:	/s/ Feng Lan
Name: Feng Lan Title: Chief Executive Officer and President